UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016 (September 30, 2016)

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-199129 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2016, Inland Residential Properties Trust, Inc. (the “Company”) and IRESI Frederick Market Square, L.L.C., an indirect wholly owned subsidiary of the Company (the “Retreat Subsidiary”), entered into a Modification of Loan Documents (the “Loan Modification”) with Parkway Bank and Trust Company (the “Lender”). The Loan Modification modifies the loan documents, including the promissory note, relating to the loan (the “Loan”) that is secured by a first mortgage on The Retreat at Market Square, an apartment community located in Frederick, Maryland. The Company reported the Loan’s creation in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2015. The Loan provided the Retreat Subsidiary with a one-time option to extend the maturity date from September 30, 2016 to September 30, 2023, subject to certain conditions.

The Loan Modification, among other things, (a) extends the maturity date of the Loan to September 30, 2023, (b) reduces the Loan’s outstanding principal balance from $45,750,000 to $27,450,000 to reflect principal payments made by the Retreat Subsidiary, (c) reduces the Loan’s interest rate from a fixed rate of 3.95% per annum to a fixed rate of 3.64% per annum, (d) requires monthly payments of interest only through September 30, 2021 and thereafter, monthly payments of principal and interest based upon a 30-year amortization schedule until maturity and (e) releases Inland Real Estate Investment Corporation, the Company’s sponsor, and substitutes the Company as the guarantor. As the substitute guarantor, the Company agreed to guarantee the payment of (a) all real estate taxes on The Retreat at Market Square which accrue or become due during the term of the Loan, (b) all Costs and Expenses (as defined in the guaranty agreement) and (c) any and all losses, damages, costs or expenses of the Lender, which arise in consequence of certain events specified in the guaranty agreement.

The information set forth above in this Item 1.01 does not purport to be complete in scope and is qualified in its entirety by the full text of the agreements attached to this Current Report as Exhibits 10.1-10.3, which are incorporated into this Item 1.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance

Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Modification of Loan Documents, dated September 30, 2016, by and among IRESI Frederick Market Square, L.L.C., Inland Real Estate Investment Corporation, Inland Residential Properties Trust, Inc. and Parkway Bank and Trust Company

10.2	First Amended and Restated Secured Promissory Note, dated September 30, 2016, by IRESI Frederick Market Square, L.L.C. for the benefit of Parkway Bank and Trust Company

10.3	Guaranty, dated September 30, 2016, by Inland Residential Properties Trust, Inc. in favor of Parkway Bank and Trust Company with respect to certain indebtedness and liabilities of IRESI Frederick Market Square, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	October 4, 2016	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title:	Vice President, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Modification of Loan Documents, dated September 30, 2016, by and among IRESI Frederick Market Square, L.L.C., Inland Real Estate Investment Corporation, Inland Residential Properties Trust, Inc. and Parkway Bank and Trust Company

10.2	First Amended and Restated Secured Promissory Note, dated September 30, 2016, by IRESI Frederick Market Square, L.L.C. for the benefit of Parkway Bank and Trust Company

10.3	Guaranty, dated September 30, 2016, by Inland Residential Properties Trust, Inc. in favor of Parkway Bank and Trust Company with respect to certain indebtedness and liabilities of IRESI Frederick Market Square, L.L.C.

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